UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SUMMIT THERAPEUTICS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SUMMIT THERAPEUTICS INC.
One Broadway, 14th Floor,

Cambridge, Massachusetts 02142

IMPORTANT INFORMATION REGARDING 2021 ANNUAL MEETING OF STOCKHOLDERS

Dear Summit Therapeutics Inc. Stockholder:

On May 24, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Summit Therapeutics Inc. (the “Company”) (i) dismissed PricewaterhouseCoopers LLP, United Kingdom (“PwC UK”) as the Company’s independent registered public accounting firm, and (ii) appointed PricewaterhouseCoopers LLP, United States (“PwC US”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021, including performing reviews of the interim quarterly periods ending June 30, 2021 and September 30, 2021. We are enclosing herewith a proxy statement supplement, dated May 28, 2021 (this “Proxy Supplement”), to supplement our definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2021 (the “Proxy Statement”). The Proxy Supplement amends Proposal No. 2 to reflect the appointment of PwC US and our submission for ratification of the appointment of PwC US by our stockholders. If you have not already voted, the same proxy card that was previously provided with the Proxy Statement can be used to vote on the amended Proposal No. 2. We are also enclosing a copy of the proxy card.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on Proposal No. 2. If you do not change or revoke your prior vote on Proposal No. 2, your prior vote, regardless of how you voted, will be counted in the vote on the amended Proposal No. 2. If you would like to change or revoke your prior vote on Proposal No. 2, you may submit a new proxy following the instructions on the proxy card or via the Internet by going to www.virtualshareholdermeeting.com/SMMT 2021 and following the instructions. You may also revoke your proxy by submitting the enclosed proxy card with a date after which your original proxy card or vote was dated.

If you are a stockholder in “street” or “nominee” name, you may revoke your voting instructions and submit new voting instructions by informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 5 of the Proxy Statement.

IF YOU HAVE ALREADY VOTED YOUR SHARES, REGARDLESS OF HOW YOU HOLD YOUR SHARES, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WOULD LIKE TO CHANGE OR REVOKE YOUR PRIOR VOTE ON PROPOSAL NO. 2.

If you have not yet submitted your proxy, please follow the instructions on the enclosed proxy card to submit your vote.

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Your vote is important to us. We appreciate your attention to this matter.

By Order of the Board of Directors,

/s/ Robert W. Duggan

Robert W. Duggan
Chief Executive Officer and Executive Chairman

Cambridge, Massachusetts
June 1, 2021

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SUMMIT THERAPEUTICS INC.
One Broadway, 14th Floor,

Cambridge, Massachusetts 02142

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2021

EXPLANATORY NOTE

On May 24, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Summit Therapeutics Inc. (the “Company”) (i) dismissed PricewaterhouseCoopers LLP, United Kingdom (“PwC UK”) as the Company’s independent registered public accounting firm, and (ii) appointed PricewaterhouseCoopers LLP, United States (“PwC US”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021, including performing reviews of the interim quarterly periods ending June 30, 2021 and September 30, 2021. The decision to dismiss PwC UK and appoint PwC US was made by the Audit Committee in connection with the Company’s increasing presence and operations in the United States. Accordingly, the Company is hereby supplementing its definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2021 (the “Proxy Statement”) to reflect the change in the Company’s independent registered public accounting firm and to update the auditor services and fees disclosure.

CHANGES TO DEFINITIVE PROXY STATEMENT

1.	All references to PricewaterhouseCoopers LLP in the “Notice of Annual Meeting of Stockholders” and “Questions and Answers” sections of the Proxy Statement are amended to read “PricewaterhouseCoopers LLP, United States” or “PwC US” as appropriate unless otherwise noted.
2.	Proposal No. 2 in the Proxy Statement is amended in its entirety to read as follows:

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed PricewaterhouseCoopers LLP, United States (“PwC US”) an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2021 and recommends that stockholders vote in favor of the ratification of such appointment.

Stockholder ratification of the appointment of PwC US as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Board of Directors, however, is submitting the appointment of PwC US to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PwC US representatives are expected to attend the Annual Meeting virtually. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

PricewaterhouseCoopers LLP, United Kingdom (“PwC UK”) previously served as the independent registered public accounting firm for the Company. On May 24, 2021, the Audit Committee dismissed PwC UK. The reports of PwC UK on the consolidated financial statements of the Company for the years ended December 31, 2020 and December 31, 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through May 24, 2021, (i) there were no disagreements with PwC UK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC UK’s satisfaction, would have caused PwC UK to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements for such years, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

On May 24, 2021, the Audit Committee appointed PwC US as the Company’s independent registered public accounting firm for the year ending December 31, 2021, including performing reviews of the interim quarterly periods ending June 30, 2021 and September 30, 2021. During the Company’s two most recent years ended December 31, 2020 and December 31, 2019 and in the subsequent interim period through May 24, 2021, neither the Company nor anyone on its behalf consulted PwC US regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided to the Company that PwC US concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

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Vote Required

Ratification of the appointment of PwC US as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present, represented, and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal. Shares of common stock represented by executed, but unmarked, proxies will be voted in favor of the approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF

PWC US

IF YOU HAVE ALREADY VOTED YOUR SHARES, REGARDLESS OF HOW YOU HOLD YOUR SHARES, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WOULD LIKE TO CHANGE OR REVOKE YOUR PRIOR VOTE ON PROPOSAL NO. 2.

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AUDITOR SERVICES AND FEES

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as necessary or appropriate.

Auditor Fees

The following table sets forth the approximate aggregate fees billed to the Company by PwC UK for the year ended December 31, 2020 and the eleven months ended December 31, 2019 (in thousands):

Fee Category	Year ended December 31, 2020	Eleven months ended December 31, 2019
Audit Fees	$574	$353
Audit-related Fees	570	408
Tax Fees	—	48
All Other Fees	3	28
Total	$1,147	$837

Audit Fees: Audit fees consisted of professional services rendered in connection with the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, quarterly review of financial statements subsequent to the Redomiciliation Transaction included in the Company’s Quarterly Reports on Form 10-Q and services provided in relation to SEC filings.

Audit-Related Fees: For the year ended December 31, 2020 and eleven months ended December 31, 2019, audit-related fees consisted of the review of quarterly information prior to the Redomiciliation Transaction and accounting advice in connection with the Redomiciliation Transaction.

Tax Fees: For the eleven months ended December 31, 2019, tax fees relate to the aggregated fees for services rendered on tax compliance, tax advice and tax planning.

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All Other Fees: For the year ended December 31, 2020, this fee relates to access to a global accounting and business knowledge platform. For the eleven months ended December 31, 2019, these fees relate to a supply chain workshop and access to accounting guidance software.

The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of PwC UK.

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